EXHIBIT 5

Form of Application

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Issuer: Transamerica Financial Life Insurance Company

Application for: Vanguard Variable Annuity
440 Mamaroneck Avenue, Harrison, NY 10528

For: A Flexible-Premium Variable Annuity

IMPORTANT INFORMATION ABOUT ISSUING A NEW CONTRACT. Transamerica Financial Life Insurance Company requires from each person who applies for a Contract certain personal information—including name, street address, and date of birth among other information—that will be used to verify identity. If you do not provide us with this information, or we are not able to verify your identity, the Contract will not be issued.

Return this Application and any other required documents in the postage-paid envelope provided, or mail to Vanguard Annuity and Insurance Services, P.O. Box 1105, Valley Forge, PA 19482-1105. For overnight delivery, mail to Vanguard Annuity and Insurance Services, 455 Devon Park Drive, Wayne, PA 19087-1815.

•	Please complete and return this Application only if you are a New York resident.

•

This is an Application for an annuity. Please do not use this Application to open an individual retirement account (IRA), 403(b)(7) plan account, or an account in any Vanguard® mutual fund. Please call us for the correct forms.

•	Vanguard Annuity and Insurance Services is the third-party administrator of the Vanguard Variable Annuity for Transamerica Financial Life Insurance Company.

For help with this Application or for more information, call 800-522-5555.

Contract Owner Information The information you provide below will appear on your new Annuity Contract exactly as it appears here. Important: If you are transferring an existing Contract to Vanguard through a 1035 exchange, the Owner information below must match the Owner information as it appears on the Contract you are transferring. If the Contract Owner is a trust, complete the Certificate of Authority for Trusts form and follow any state-specific instructions on that form.

Call 800-522-5555 if you need assistance.

Name (first, middle initial, last) If trust, name of trust agreement	Male	Female

Citizenship	U.S.	Resident	If Resident Alien, what is your country of origin:
	Citizen	Alien

–	–
Birth Date or Date of Trust Agreement (month, day, year)

–	–	OR	–
Social Security Number or Individual Taxpayer Identification Number (if a resident alien)			Employer Identification Number (if a trust)

Street Address (A P.O. box or rural route number is not acceptable; this address will determine the state under whose laws your Contract is issued.)

–
City	State	Zip

WAPPA 0911 (NY)

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      Mailing Address if Different From Above (used both as the Contract’s address of record and for all Contract mailings)

–
City	State	Zip

–	–	–	–
Daytime Telephone Number		Evening Telephone Number

Check here if the Owner is a minor and the Contract is to be registered under the Uniform Gifts/Transfers to Minors Act

(UGMA/ UTMA). UGMA/UTMA Contracts will be registered using the minor’s Social Security Number. Fill in the name of the state below, and provide all the following information on the Contract’s custodian.

This gift or transfer is being made under the                                                           (name of state) Uniform Gifts/ Transfers to Minors Act.

Name of Custodian (first, middle initial, last)	Male	Female

Citizenship	U.S.	Resident	If Resident Alien, what is your country of origin:
	Citizen	Alien

–	–
Birth Date (month, day, year)

–	–
Social Security Number or Individual Taxpayer Identification Number (if a resident alien)

    Street Address (A P.O. box or rural route number is not acceptable.)

–
City	State	Zip

–	–	–	–
Daytime Telephone Number		Evening Telephone Number

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Joint Contract Owner Information If there is a Joint Owner, please provide all information requested. If there is no Joint Owner, leave this section blank. If this is a rollover to a Qualified Contract, a Joint Owner is not permitted.

Name (first, middle initial, last)	Male	Female

Citizenship	U.S.	Resident	If Resident Alien, what is your country of origin:
	Citizen	Alien

–	–

Birth Date or Date of Trust Agreement (month, day, year)

–	–
Social Security Number or Individual Taxpayer Identification Number (if a resident alien)

Street Address (A P.O. box or rural route number is not acceptable; this address will determine the state under whose laws your Contract is issued.)

–
City	State	Zip

–	–	–	–
Daytime Telephone Number		Evening Telephone Number

Annuitant Information The Annuitant is the person on whose life expectancy the Annuity Payments are based. If the Annuitant is the same person as the Contract Owner, simply check the box labeled “Same as Contract Owner.” If this is a rollover to a Qualified Contract, the Annuitant must be the same as the Contract Owner.

Same as Contract Owner. Skip to Section 4.

Name (first, middle initial, last)	Male	Female

Street Address

–
City	State	Zip

Citizenship	U.S.	Resident	If Resident Alien, what is your country of origin:
	Citizen	Alien

–	–	–	–
Birth Date (month, day, year)		Social Security Number

–	–	–	–
Daytime Telephone Number		Evening Telephone Number

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Joint Annuitant Information If there is a Joint Annuitant, this section must be completed. If the Joint Annuitant is the same person as the Joint Contract Owner, simply check the box labeled “Same as Joint Contract Owner.” If there is no Joint Annuitant, leave this section blank.

Same as Joint Contract Owner. Skip to Section 5.

Name (first, middle initial, last)	Male	Female

Street Address

–
City	State	Zip

Citizenship	U.S.	Resident	If Resident Alien, what is your country of origin:
	Citizen	Alien

–	–	–	–
Birth Date (month, day, year)		Social Security Number

–	–	–	–
Daytime Telephone Number		Evening Telephone Number

Annuitant’s Beneficiaries The Beneficiary receives the death benefit of the Contract when the Annuitant dies. The Beneficiary and the Annuitant cannot be the same person. Use whole percentages; they must add up to 100%. Birth Date and Social Security Number are not required if the information is not available.

Primary Beneficiary(ies)

Name (first, middle initial, last)

–	–	–	–
Birth Date (month, day, year)		Social Security Number		Relationship	% of Benefit

Name (first, middle initial, last)

–	–	–	–
Birth Date (month, day, year)		Social Security Number		Relationship	% of Benefit

Name (first, middle initial, last)

–	–	–	–
Birth Date (month, day, year)		Social Security Number		Relationship	% of Benefit

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Secondary Beneficiary(ies) You may designate a Secondary Beneficiary below. This person(s) will become the Primary Beneficiary if the Primary Beneficiary dies before the Annuitant. Use whole percentages; they must add up to 100%.

Name (first, middle initial, last)

–	–	–	–
Birth Date (month, day, year)		Social Security Number		Relationship	% of Benefit

Name (first, middle initial, last)

–	–	–	–
Birth Date (month, day, year)		Social Security Number		Relationship	% of Benefit

Contract Owner’s Designated Beneficiary Complete this section only if the Contract Owner and the Annuitant are different persons. Birth Date and Social Security Number are not required if the information is not available.

In the space below, please name the individual who will receive the Accumulated Value of the Contract if the Contract Owner dies.

Name (first, middle initial, last)

–	–	–	–
Birth Date (month, day, year)		Social Security Number		Relationship

Sections 7 and 8 refer to optional riders that are available on your Contract.

Death Benefit Select one of the Death Benefit options below. Upon the Annuitant’s death, the Annuitant’s Beneficiary will receive the benefit provided under that option. In making your selection, you agree to pay the mortality and expense charge associated with that option and confirm that you have read and understand the Death Benefit section of the prospectus. Note: This is your only opportunity to choose the Return of Premium Option. If you do not check either of the boxes below, you will receive the Accumulated Value Option. Call 800-522-5555 if you have questions.

Accumulated Value Option. The Annuitant’s Beneficiary will receive the Accumulated Value of your Contract upon the
Annuitant’s death. The total annual mortality and expense risk charge is currently 0.195%.

Return of Premium Option. The Annuitant’s Beneficiary will receive the greater of the Accumulated Value or the sum of your contributions (less adjusted partial withdrawals and premium taxes, if any). The total annual mortality and expense risk charge (M&E) is currently 0.395%. This includes the current base M&E of 0.195% plus an additional 0.20% M&E for the rider. The additional expense associated with this death benefit option will be deducted from the Contract quarterly at a rate of 0.05%. You may select this option only if the Annuitant (and Joint Annuitant, if applicable) is age 75 or younger.

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Guaranteed Lifetime Withdrawal Benefit Rider The Guaranteed Lifetime Withdrawal Benefit (GLWB) is an optional rider that can be added to your Contract by completing this section, and by allocating a portion of your initial premium payment to one or more of the designated investments eligible for the GLWB as listed in Section 9. If you do not wish to elect the GLWB at this time, please skip this section. You can elect the rider at a later date. Call us at 800-522-5555 if you have any questions.

The GLWB provides a guaranteed lifetime income for you and, if applicable, a Joint Annuitant. The level of income depends on the Annuitant’s attained age (younger of the living spouses for joint rider) at the time of the first withdrawal as well as the amount allocated to the designated investments eligible for the GLWB. The more assets you allocate to the designated investments, the larger the income.

Lifetime payments can change. They may decrease if the Contract Owner reduces, through withdrawals or transfers from a designated investment, the amount allocated to a designated investment, or they may increase through market appreciation, or if additional amounts are allocated to a designated investment.

To add the optional GLWB to your Contract, please select an annuity type below. An annual fee of 0.95% will be assessed on a quarterly basis as a percentage of the total withdrawal base; this fee is the same whether you choose the single or joint option and will be deducted.

☐	Income Single.

☐	Income Joint. (Please make sure you have completed Sections 2 and 4. For Non-Qualified Contracts, the Annuitant’s spouse must be designated as the Joint Contract Owner and the Joint Annuitant. For Qualified Contracts, the Annuitant’s spouse must be designated as the Joint Annuitant and the Primary Beneficiary.)

The GLWB can be terminated independently of the Contract to which it is attached, at any time. The requested termination will be effective at the end of the rider quarter following our receipt of the notification of termination.

The GLWB can only be taken as a withdrawal benefit and does not increase the Accumulated Value.

Surrender of the Contract due to a reduction in Accumulated Value (even to a zero value) may not be appropriate if the withdrawal guarantee available through the GLWB has a positive value.

The rider fee is a percentage of the total withdrawal base and this fee covers the benefit provided by this rider. The rider fee is only deducted from the funds in each designated investment on the rider date and on each rider quarter. If any premium additions or transfers are made into the designated investments, a new rider fee percentage may apply.

Withdrawals from the designated investments prior to the rider anniversary following the Annuitant’s (or the younger of the Annuitant’s spouse’s) 59th birthday will result in an excess partial withdrawal. Withdrawals prior to age 59 1/2 will be subject to the 10% penalty tax.

The GLWB may not be appropriate for owners taking the minimum required distributions, as these withdrawals may determine the withdrawal percentage at an earlier date than expected. This may result in lower guaranteed withdrawal amounts. For purposes of this rider, the minimum required distribution amount is calculated based on the accumulated value of the designated investment options.

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Your Initial Premium Payment You may allocate your initial premium payment of at least $5,000 to any of the Portfolios listed below. Note that the minimum balance for each Portfolio is $1,000. If you want the Guaranteed Lifetime Withdrawal Benefit—see Section 8—you must allocate some portion of your initial premium to one of three designated investments: the Conservative Allocation Portfolio, the Moderate Allocation Portfolio, or the Balanced Portfolio. You can, of course, allocate premiums to these designated investments even if you do not elect the benefit. Indicate the percentage of your initial premium payment that you wish to allocate to each Portfolio or designated investment. Use whole percentages; they must add up to 100%.

Note: For details about each Portfolio or designated investment, read the Portfolio Profiles section of the Vanguard Variable Insurance Fund prospectus, which is attached to the enclosed Vanguard Variable Annuity prospectus.

Money Market Portfolio (64)	%	Equity Income Portfolio (08)			%

Short-Term Investment-Grade Portfolio (144)	%	Diversified Value Portfolio (145)			%

Total Bond Market Index Portfolio (67)	%	Growth Portfolio (10)			%

High Yield Bond Portfolio (146)	%	Capital Growth Portfolio (603)			%

Conservative Allocation Portfolio* (801)	%	Mid-Cap Index Portfolio (143)			%

Moderate Allocation Portfolio* (803)	%	Small Company Growth Portfolio (160)			%

Balanced Portfolio* (69)	%	REIT Index Portfolio (147)			%

Total Stock Market Index Portfolio (604)	%	International Portfolio (86)			%

Equity Index Portfolio (68)	%

		Total:	1	0	0%

Future premium payments will be allocated as shown above unless you request a different allocation.

*Designated investments eligible for the Guaranteed Lifetime Withdrawal Benefit.

Your Method of Purchase You can establish your Vanguard Variable Annuity with cash, Vanguard funds, the assets in an existing annuity or life insurance policy, or with a transfer/rollover of tax-deferred assets from a traditional IRA or qualified plan or annuity. The minimum premium is $5,000.

Premium Amount. For securities, list the current market value.	$	,	,	.

The new annuity replaces any existing life insurance policies or annuity contracts:	Yes	No

Please complete one or more of the following sections—A, B, or C—depending on your method of purchase.

A.	1035 Exchange. To exchange assets in existing non-qualified annuities or life insurance policies for a new Vanguard Variable Annuity Contract, provide the names of the companies that issued them, their policy numbers, and their cash value in the space below, and submit a 1035 Exchange Assignment Form with this Application.

Company Name

	$	,	,	.
Policy Number or Contract Number	Value

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Company Name

$	,	,	.

Policy Number or Contract Number	Value

Company Name

$	,	,	.

Policy Number or Contract Number	Value

B.	Transfer/Rollover. Complete this section to transfer or roll over qualified (pre-tax) funds from an employer-sponsored retirement plan, a traditional IRA, or a qualified annuity now held at any company, including Vanguard. Note: You must submit a Qualified Funds Transfer/Rollover Form along with this Application, unless you have taken possession of the money and are sending us a check.* Please also check with your employer to request any company-specific distribution forms, and send those completed forms to us with your other paperwork.

Company Name

$	,	,	.

Account Number	Value

C.	Cash. You can use any of the following payment methods.

A check for $	,	,	.	,	payable to Transamerica Financial Life

    Insurance Company.

A wire transfer of $	,	,	.	.	If you select this option, call 800-522-5555 for

   wiring instructions.

Vanguard fund shares. If you intend to register your new annuity under a name or address that differs from those on your existing Vanguard accounts, call us at 800-522-5555.

Vanguard Account Number	Fund Number	Fund Name

Amount (Choose only one.)	$	,	,	%

Dollars	Percentage	Shares

Vanguard Account Number	Fund Number	Fund Name

Amount (Choose only one.)	$	,	,	%

Dollars	Percentage	Shares

*	To find out if your assets are eligible for a tax-free transfer/rollover, consult your employer or custodian, or call us at 800-522-5555.

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Signatures All Owners must sign exactly as their names appear in Sections 1 and 2.

I acknowledge receipt of a current prospectus, declare that all statements in this Application are true to the best of my knowledge and belief, and agree that this Application shall be a part of the Annuity Contract issued by Transamerica Financial Life Insurance Company. I understand that all payments and values provided by the Contract may vary as to dollar amount to the extent they are based on the investment experience of the selected Portfolio(s). With this in mind, I feel the Contract applied for will meet anticipated financial needs.

I understand and further agree that:

•

This Application is subject to acceptance by Transamerica Financial Life Insurance Company. If this Application is rejected for any reason, Transamerica Financial Life Insurance Company will be liable only for return of purchase payment paid.

•

Federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security Number or Tax Identification Number, and any other information necessary to sufficiently identify each customer. Failure to provide this information could result in the Annuity Contract not being issued, transactions being delayed or unprocessed, or the Annuity Contract being terminated.

☐ I would like to receive a copy of the Statement of Additional Information.

The accumulation values under the variable accumulation provisions of the Contract being applied for are variable and are not guaranteed as to fixed dollar amounts.

Pursuant to Section 3 of the federal Defense of Marriage Act (“DOMA”), same-sex marriages currently are not recognized for purposes of federal law. Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Internal Revenue Code sections 72(s) and 401(a)(9) are currently NOT available to a same-sex spouse. Same-sex spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax advisor. To the extent that an annuity Contract or certificate accords to spouses other rights or benefits that are not affected by DOMA, same-sex spouses remain entitled to such rights or benefits to the same extent as any annuity holder’s spouse.

†	S I G N A T U R E	–	–
	Owner’s Signature (if trust, signature of authorized trustee)	Date (month, day, year)

†	S I G N A T U R E	–	–
	Joint Owner’s Signature	Date (month, day, year)

Signed At (city, state)

© 2011 The Vanguard Group, Inc. All rights reserved.

ZAVL 092011